                                                                      EXHIBIT 12

                            PROMUS HOTEL CORPORATION
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                                                    FISCAL YEAR
                                                                   ----------------------------------------------
                                                                      1996        1995        1994        1993
                                                                   ----------  ----------  ----------  ----------
RETURN ON REVENUES
Net income before extraordinary items............................  $   64,724  $   43,760  $   36,319  $   16,926
Revenues.........................................................     266,625     236,513     222,561     214,565
  Return.........................................................        24.3%       18.5%       16.3%        7.9%

RETURN ON AVERAGE INVESTED CAPITAL
Net income before extraordinary items............................  $   64,724  $   43,760  $   36,319  $   16,926
Add interest expense after tax...................................      17,090      18,029      17,686      18,184
                                                                   ----------  ----------  ----------  ----------
                                                                   $   81,814  $   61,789  $   54,005  $   35,110
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Average invested capital.........................................  $  519,261  $  424,861  $  395,365  $  441,401
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
  Return.........................................................        15.8%       14.5%       13.7%        8.0%

RETURN ON AVERAGE EQUITY
Net income before extraordinary items............................  $   64,724  $   43,760  $   36,319  $   16,926
Average equity...................................................     207,728     155,188     161,765     196,376
  Return.........................................................        31.2%       28.2%       22.5%        8.6%

RATIO OF EARNINGS TO FIXED CHARGES
Net income before extraordinary items............................  $   64,724  $   43,760  $   36,319  $   16,926
Add
  Provisions for income taxes....................................      45,164      31,819      26,798      13,869
  Interest expense...............................................      29,016      31,138      30,759      33,061
  Interest included in rental expense............................       1,634       1,848       1,310       1,284
  Amortization of capitalized interest...........................         459         610         319         469
  Dividends received from equity investments.....................         801         877         790         441
  Income from equity investments.................................      (1,903)     (1,452)     (1,675)     (1,540)
                                                                   ----------  ----------  ----------  ----------
Earnings as defined..............................................  $  139,895  $  108,600  $   94,620  $   64,510
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Fixed charges
  Interest expense...............................................  $   29,016  $   31,138  $   30,759  $   33,061
  Capitalized interest...........................................       1,614       1,428           -           -
  Interest included in rental expense............................       1,634       1,848       1,310       1,284
                                                                   ----------  ----------  ----------  ----------
Total fixed charges..............................................  $   32,264  $   34,414  $   32,069  $   34,345
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
  Ratio of earnings to fixed charges.............................         4.3         3.2         3.0         1.9

CURRENT RATIO
Current assets...................................................  $   30,565  $   23,426  $   18,772  $   17,471
Current liabilities..............................................      58,402      54,851      28,544      32,050
  Ratio..........................................................         0.5         0.4         0.7         0.5

                            PROMUS HOTEL CORPORATION
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                                                  FISCAL YEAR
                                                               --------------------------------------------------
                                                                   1996          1995         1994        1993
                                                               ------------  ------------  ----------  ----------

RATIO OF BOOK EQUITY TO DEBT
Book equity as of December 31................................  $    248,089  $    167,367  $  143,008  $  180,522
Total debt...................................................       243,970       229,757     189,258     173,378
  Ratio......................................................           1.0           0.7         0.8         1.0

RATIO OF MARKET EQUITY TO DEBT
Market equity as of December 31..............................  $  1,522,699  $  1,143,008           -           -
Total debt...................................................       243,970       229,757           -           -
  Ratio......................................................           6.2           5.0           -           -

RATIO OF EBITDA TO INTEREST PAID
Net income before extraordinary items........................  $     64,724  $     43,760  $   36,319  $   16,926
Add/(less)
  Income tax provision.......................................        45,164        31,819      26,798      13,869
  Interest expense...........................................        29,016        31,138      30,759      33,061
  Interest expense of nonconsolidated affiliates.............       (11,218)      (12,899)    (12,749)    (12,707)
  Depreciation and amortization..............................        24,942        24,063      21,226      25,203
  Deferred finance charge amortization.......................          (604)         (785)       (733)       (846)
  Amortization of debt discounts and premiums................             -            (8)        (45)       (869)
  Net earnings of and distributions from nonconsolidated
    affiliates...............................................           807           (61)      2,969       2,819
                                                               ------------  ------------  ----------  ----------
Earnings before interest, taxes, depreciation and
  amortization (EBITDA)......................................  $    152,831  $    117,027  $  104,544  $   77,456
                                                               ------------  ------------  ----------  ----------
                                                               ------------  ------------  ----------  ----------
Interest expense.............................................  $     29,016  $     31,138  $   30,759  $   33,061
Add/(less)
  Interest expense of nonconsolidated affiliates.............       (11,218)      (12,899)    (12,749)    (12,707)
  Capitalized interest.......................................         1,614         1,428           -           -
  Net change in accruals.....................................           192        (1,117)          -         125
  Deferred finance charge amortization.......................          (604)         (785)       (733)       (846)
  Amortization of debt discounts and premiums................             -            (8)        (45)       (869)
  Other......................................................          (154)         (246)       (143)       (128)
                                                               ------------  ------------  ----------  ----------
    Interest paid............................................  $     18,846  $     17,511  $   17,089  $   18,636
                                                               ------------  ------------  ----------  ----------
                                                               ------------  ------------  ----------  ----------

  Ratio of EBITDA to interest paid...........................           8.1           6.7         6.1         4.2

RATIO OF DEBT TO EBITDA
Total debt...................................................  $    243,970  $    229,757  $  189,258  $  173,378
                                                               ------------  ------------  ----------  ----------
                                                               ------------  ------------  ----------  ----------
EBITDA.......................................................  $    152,831  $    117,027  $  104,544  $   77,456
                                                               ------------  ------------  ----------  ----------
                                                               ------------  ------------  ----------  ----------
  Ratio of total debt to EBITDA..............................           1.6           2.0         1.8         2.2